UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2016 (May 12, 2016)
NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
2016 Annual Meeting of Stockholders

On May 12, 2016, New York Mortgage Trust, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). There were 90,681,424 shares of common stock of the Company represented in person or by proxy at the Annual Meeting, constituting approximately 82.88% of the outstanding shares of common stock on March 17, 2016, the record date for the Annual Meeting.
The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:
Proposal 1: To elect five directors to the Company’s Board of Directors.

Name	For	Withheld
David R. Bock	31,747,355	1,568,587
Alan L. Hainey	31,719,395	1,596,547
Steven R. Mumma	31,423,795	1,892,147
Douglas A. Neal	27,709,394	5,606,548
Steven G. Norcutt	31,796,435	1,519,507
In addition, there were 57,365,482 broker non-votes associated with the election of the directors. All director nominees were duly elected at the Annual Meeting. Each of the individuals named in the above table will serve as director until the 2017 annual meeting of stockholders and until his successor is duly elected and qualified.
Proposal 2: To approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
28,697,286	3,583,374	1,035,282	57,365,482
At the Annual Meeting, stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. This advisory vote is commonly referred to as a “say-on-pay vote.”
Proposal 3: To ratify, confirm and approve the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstain	Broker Non-Votes
88,263,065	1,714,974	703,385	N/A
At the Annual Meeting, stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: May 13, 2016	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chairman, Chief Executive Officer and President